                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

Company                               Domicile                     Ownership
-------                               --------                     ---------
Peerless International N.V.*          Netherlands Antilles           100%
Peerless Europe B.V.                  Netherlands                    100%
Peerless Europe Ltd.                  The United Kingdom             100%
Peerless (Barbados) Inc.              Barbados                       100%

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*Liquidated by unanimous motion of shareholders of the Company on August 11,
1997